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                                                                   Exhibit 10.21

                           STOCK RESTRICTION AGREEMENT

        This Agreement is made as of May 12, 1997, between Integrated Site Development, Inc., a Delaware corporation (the "Company"), and Finley Family Limited Partnership, an Arkansas limited partnership (the "Stockholder").

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Shares Subject to Agreement.

           (a) In connection with the Membership Interests Contribution Agreement, dated May 12, 1997, by and among the Company and Joe L. Finley, III ("Finley"), Caroline M. Finley, the Stockholder, The Central Arkansas Opportunity Foundation, Telesite Services, LLC ("Telesite"), and Metrosite Management, LLC ("Metrosite") (the "Contribution Agreement"), the Company has issued to the Stockholder 490,517 shares of the Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), of which 408,764 shares of the Common Stock (the "Shares") were issued subject to the terms and conditions set forth in this Agreement. The Company and the Stockholder agree that the Shares shall be subject to the Purchase Option set forth in Section 2 of this Agreement and the Put Option set forth in Section 4 of this Agreement.

           (b) In order to facilitate any repurchase of the Shares by the Company under this Agreement, the stock certificates representing the Shares shall, for so long as such Shares are subject to repurchase under any of the provisions of this Agreement, remain in the custody of Morrison Cohen Singer & Weinstein, LLP (the "Escrow Agent") acting as escrow agent pursuant to an Escrow Agreement in the form attached as an Exhibit between the Company, the Stockholder, and the Escrow Agent. The Stockholders agree to provide the Escrow Agent, with a stock power or other instrument of transfer, appropriately endorsed in blank, in respect of the Shares. If there is a dispute, controversy, action, or legal proceeding between the Company and the Stockholder pursuant to the Escrow Agreement, the court shall award costs and expenses to the prevailing party in such dispute, controversy, action, or legal proceeding.

        2. Purchase Option.

        For purposes of this Agreement, the term "1997 Revenues" shall mean the aggregate consolidated gross revenues of the Company (including US Towers, Inc., Telesite and Metrosite) determined as of the end of the 1997 fiscal year of the Company. For purposes of this Agreement, the term "1998 Revenues" shall mean the aggregate consolidated gross revenues of the Company (including US Towers, Inc., Telesite and Metrosite) determined as of the end of the 1998 fiscal year of the Company. Such determinations shall be made within 120 days of the end of the applicable fiscal year of the Company by the Company's independent certified public accountant in accordance with generally accepted accounting principles, consistently applied.

        If Telesite provides services to US Towers at rates or compensation less than the rates or fees then in effect for similar services rendered to other customers of similar location and




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quantity, then for purposes of determining 1997 Revenues or 1998 Revenues, as the case may be, the gross revenues shall be increased to reflect the fair market value of such services. Fair market value shall mean the then current rates charged by Telesite for such services.

        In the event that the 1997 Revenues or 1998 Revenues are within certain amounts as set forth below, the Company shall have the right and option (the "Purchase Option") to purchase from the Stockholder for the amount of $0.001 per share (the "Option Price"), up to that percentage of the Shares subject to the Purchase Option as set forth below.


                                                                        Percentage of Shares
                  1997 Revenues                                      Subject to Purchase Option

        Less Than or Equal to $10 Million                                        50%

    Greater Than $10 Million and Less Than $16                 .000833% for each $100 by which 1997
                      Million                                Revenues are Less Than $16 Million up to a
                                                                             Maximum of 50%


        Greater Than or Equal to $16 Million                                    - 0 -


                                                                        Percentage of Shares
                  1998 Revenues                                      Subject to Purchase Option

        Less Than or Equal to $10 Million                                      50%

    Greater Than $10 Million and Less Than $16                 .000833% for each $100 by which 1998
                      Million                                Revenues are Less Than $16 Million up to a
                                                                             Maximum of 50%

       Greater Than or Equal to $16 Million                                     - 0 -

        3. Exercise of Purchase Option and Closing.

           (a) The Company may exercise the Purchase Option by delivering or mailing to the Stockholder, in accordance with Section 14, written notice of exercise within 60 days after the delivery to the Company of a written report of its independent certified public accountant as to the 1997 Revenues or the 1998 Revenues, as the case may be. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised within such 60-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 60-day period.

           (b) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to Section 3(b) above, the Company shall not pay any dividend to the Stockholder on account of such Shares or permit the Stockholder to exercise



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any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

           (c) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

        4. Put Option.

           (a) If the Executive Employment Agreement, of even date herewith (the "Finley Employment Agreement"), by and between the Company and Finley is not renewed by the Company or Finley at the end of the initial term (unless such non-renewal is a result of an involuntary termination pursuant to Section 6(b) of the Finley Employment Agreement), the Company hereby irrevocably grants and issues to Stockholder the right and option beginning on May 12, 1999 and ending on August 12, 1999, to sell to the Company (hereinafter referred to as the "Put") all, but not fewer than all, of the Shares at a purchase price per Share of $2.89 (the "Put Price"). Stockholder shall exercise the Put by written notice to the Company.

           (b) The Company shall pay the Put Price of the Shares as determined in Section 4(a) above to the Stockholder in accordance with Section 4(c) and
Section 4(d) in exchange for the delivery to the Company of a stock certificate or certificates representing the Shares, duly endorsed in blank by the Stockholder or having attached thereto a stock power executed by the Stockholder in proper form for transfer.

           (c) The Company shall pay the Put Price for the Shares by paying in cash or by certified, cashier's or other check acceptable to the Stockholder or by wire transfer per the Stockholder's instructions within thirty (30) days of the notice from the Stockholder of its exercise of the Put such portion of the Put Price as the Company may pay out of legally available funds provided that:
(i) the Company is solvent and would not be rendered insolvent by the payment thereby and (ii) the payment thereof would not constitute a violation or breach of, or a default under, any agreement, instrument, or other document relating to indebtedness of the Company, including, without limitation any indebtedness of the Company to J.H. Whitney & Co. or any of its affiliates, including, without limitation, Whitney Subordinated Debt Fund, L.P. (collectively, "Affiliates"), or any institutions that participate along with Whitney or any of its Affiliates in any debt financing provided to the Company. The remainder of the Put Price shall be paid pursuant to a promissory note executed by the Company and payable to the Stockholder providing: (i) for the payment of interest at the rate of seven percent (7%) per annum, payable in one installment, together with the principal amount thereof, on the second anniversary of the notice date or (ii) for the payment on such other terms as the Company determines, within its reasonable discretion to be necessary so as to not render the Company insolvent or result in a violation or breach of, or a default under, any agreement, instrument, or other document relating to indebtedness of the Company. Notwithstanding the foregoing, the Company hereby covenants and agrees that until such time as the Put Price is paid in full, the Company shall not enter into any agreement that contains a prohibition against stock redemptions that would expressly prohibit the Company from


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redeeming the Shares and paying the Put Price if the Stockholder exercised the
Put in accordance with the provisions of this Agreement.

           (d) In the event that any payment to be made by the Company is prohibited by the provisions of the foregoing Section hereof, then such payment shall be immediately made by the Company at the next earliest time, and to the extent possible, when compliance with the foregoing Section may be effected, and the Company agrees that it will execute all such documents and take all such other steps as may be necessary to expedite and effectuate to the extent possible such compliance.

        5. Restrictive Legend. All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

           "The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Stock Restriction Agreement between the corporation and the registered owner of this certificate (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the principal office of the corporation."

        6. Investment Representations. The Stockholder represents, warrants and covenants as follows:

           (a) The Stockholder is acquiring the Shares for the Stockholder's own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act.

           (b) The Stockholder has had such opportunity as the Stockholder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Stockholder to evaluate the merits and risks of the Stockholder's investment in the Company.

           (c) The Stockholder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Shares and to make an informed investment decision with respect to such purchase.

           (d) The Stockholder can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

           (e) The Stockholder understands that (i) the Shares have not been registered under the Securities Act and are "restricted securities' within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available;
(iii) in any event, the exemption from registration under Rule 144 will not be available for at least two years and even then will not be available unless a public market then exists for

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the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and
(iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

           (f) A legend substantially in the following form will be placed on the certificate representing the Shares:

           "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. Accordingly, the securities represented by this certificate may not be sold, offered for sale, transferred, pledged or hypothecated without an effective registration statement for such securities under the Act or applicable state securities law or an opinion of counsel satisfactory to the Corporation that registration is not required under the Act or any applicable state securities law. "

        7. Adjustments for Stock Splits, Stock Dividends, etc.

           (a) If from time to time during the terms of the Purchase Option there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Stockholder are entitled by reason of the Stockholder's ownership of the Shares shall be immediately subject to the Purchase Option, and the Put Option in the same manner and to the same extent as the Shares, and the Option Price and the Put Price shall be approximately adjusted.

           (b) If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation (an "Acquiring Corporation"), or other property (including cash), pursuant to any merger of the Company or acquisition of its assets by an Acquiring Corporation, then the rights of the Company under this Agreement shall inure to the benefit of the Acquiring Corporation and this Agreement shall apply to the securities or other property received from the Acquiring Corporation upon such conversion, exchange or distribution in the same manner and to the same extent as the Shares.

        8. Withholding Taxes. The Stockholder acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Stockholders any federal, state or local taxes of any kind required by law to be withheld with respect to the acquisition of the Shares by the Stockholders.

        9. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

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        10. Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company on behalf of the Company.

        11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Stockholders and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

        12. Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath the Stockholders' or the Company's respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 12.

        13. Entire Agreement. This Agreement, the Stockholder's Agreement, of even date herewith, by and among the Company, Whitney Equity Partners, L.P., a Delaware limited partnership, Stephen H. Clark, Robert M. Long, and the Partnership, the terms of which are incorporated herein by reference, and the Finley Employment Agreement, the terms of which are incorporated herein by reference, constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

        14. Amendment. This Agreement may be amended or modified only by a written instrument executed by the Company and the Stockholders.

        15. No Assignment. Neither this Agreement nor any interest herein may be assigned by the Stockholder without the prior written consent of the Company.

        16. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware without regard to its rules with respect to choice of laws.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                           INTEGRATED SITE DEVELOPMENT, INC.


                                           By:/s/ Stephen H. Clark
                                              ----------------------------------
                                              Stephen H. Clark
                                              President

                                           Address:  1135 Kildaire Farm Road
                                                     Suite 200
                                                     Cary, North Carolina  27511


                                           FINLEY FAMILY LIMITED
                                           PARTNERSHIP


                                           By: /s/ Joe L. Finley, III
                                              ----------------------------------
                                               Joe L. Finley, III
                                               General Partner


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